UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37963	98-0630022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

7700 Mills Civic Pkwy

West Des Moines, Iowa 50266

(Address of principal executive offices and zip code)

1 (515) 342-4678

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Depositary Shares, each representing a 1/1,000th interest in a share of 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series A	ATHPrA	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a share of 5.625% Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series B	ATHPrB	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a share of 4.875% Fixed-Rate Perpetual Non-Cumulative Preferred Stock, Series D	ATHPrD	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a share of 7.750% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series E	ATHPrE	New York Stock Exchange

7.250% Fixed-Rate Reset Junior Subordinated Debentures Due 2064	ATHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2025, Athene Holding Ltd. (“AHL” or the “Company”), Athene Life Re Ltd., a wholly-owned indirect subsidiary of the Company (“ALRe”), Athene Annuity Re Ltd., a wholly-owned indirect subsidiary of the Company (“AARe”), and Athene Annuity and Life Company, a wholly-owned indirect subsidiary of the Company (“AAIA” and, together with the Company, ALRe and AARe, collectively, the “Borrowers” and individually, a “Borrower”), entered into a credit agreement with a syndicate of banks, including Wells Fargo Bank, National Association, as administrative agent (“Administrative Agent”), and the other lenders named therein (the “Credit Agreement”), which replaces the 364-Day Credit Agreement among the Company, ALRe and the Administrative Agent dated June 28, 2024. The Credit Agreement allows for borrowings of up to $2.60 billion, subject to being increased to up to $3.10 billion on the terms described in the Credit Agreement, on a revolving basis.

The Credit Agreement is being entered into to facilitate and optimize the Borrowers’ available financing commitments for liquidity and working capital needs to meet short-term cash flow and investment timing differences of the Borrowers and their subsidiaries. The Borrowers expect to utilize borrowings under the Credit Agreement on a regular basis in the ordinary course of business.

The Credit Agreement is unsecured and has a commitment termination date of June 26, 2026, subject to any extensions of additional 364-day periods with the consent of extending lenders and/or “term-out” of outstanding loans (by which, at the election of the Company, the outstanding loans may be converted to term loans which shall have a maturity of up to one year after the original maturity date), in each case in accordance with the terms of the Credit Agreement. In connection with the Credit Agreement, AARe entered into a Guaranty, dated as of June 27, 2025 (the “Guaranty”), with the Administrative Agent, pursuant to which AARe guaranteed all of the obligations of each other Borrower under and in respect of the Credit Agreement and the other loan documents related thereto. Interest accrues on outstanding borrowings under the Credit Agreement at a rate per annum equal to either: (i) Term SOFR (as defined in the Credit Agreement) plus a margin determined on a sliding scale from 1.000% to 1.250% based on the Financial Strength Rating (as defined in the Credit Agreement) of AARe (currently 1.100%) or (ii) the Base Rate (as defined in the Credit Agreement) plus a margin determined on a sliding scale from 0.000% to 0.250% based on the Financial Strength Rating of AARe (currently 0.100%). Under the Credit Agreement, the Borrowers pay a fee on undrawn commitments on a sliding scale from 0.100% to 0.175% based on the Financial Strength Rating of AARe (currently 0.125%). These fees adjust automatically in the event of the public announcement of a change in AARe’s Financial Strength Rating.

The Credit Agreement contains a number of customary representations and warranties and affirmative and negative covenants, including covenants restricting, subject to certain exceptions, the following:

•	the ability to create liens on the Borrowers’ assets and on the equity interests of material subsidiaries;

•	the ability of any Borrower or any material subsidiary to make fundamental changes;

•	the ability of any Borrower or any subsidiary to engage in certain transactions with affiliates; and

•	the ability to make changes in the nature of the Borrowers’ business.

The Credit Agreement also includes a financial covenant consisting of a requirement for AARe to maintain a minimum Consolidated Net Worth (as defined in the Credit Agreement) equal to $23,249,108,000.00. Further, the Credit Agreement contains customary events of default, subject to certain materiality thresholds and grace periods for certain of those events of default. The events of default include payment defaults, covenant defaults, material inaccuracies in representations and warranties, certain cross-defaults, bankruptcy and liquidation proceedings and other customary defaults. Upon an event of default, the Credit Agreement provides that, among other things, the commitments may be terminated and the loans then outstanding may be declared due and payable.

The foregoing description of the Credit Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the complete text of the Credit Agreement and the Guaranty, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2025.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of June 27, 2025, the Credit Agreement replaced the 364-Day Credit Agreement dated as of June 28, 2024 among the Company, ALRe and the banks party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Expired Credit Agreement”), and the commitments under the Expired Credit Agreement have expired.

Item 2.02	Results of Operations and Financial Condition.

The information contained in Item 7.01 below under the heading “Preliminary Estimates for Alternative Net Investment Income” is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 8.01 below under the heading “Offering of Junior Subordinated Debentures” is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2025, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware with respect to the Company’s 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series C (the “Series C Preferred Stock”), which, effective upon filing, eliminated from the Company’s Certificate of Incorporation all matters set forth in the Certificate of Designations for the Series C Preferred Stock.

A copy of the Certificate of Elimination with respect to the Company’s Series C Preferred Stock is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Preliminary Estimates for Alternative Net Investment Income

Apollo Global Management, Inc. (“Apollo”), the parent company of the Company, and the Company are reporting preliminary estimates for the Company’s alternative net investment income for the second quarter ended June 30, 2025. This information is being reported prior to the availability of Apollo’s quarterly earnings release and quarterly financial supplement for the second quarter, scheduled for release on August 5, 2025.

The Company estimates that alternative net investment income will be approximately $305 million (pre-tax) for the second quarter ended June 30, 2025, which equates to an estimated 10% annualized return on alternative net investments. Within these alternative net investments, the Company estimates that the annualized return on its investment in a pooled investment vehicle, through which it holds the large majority of its alternative investments portfolio, equates to an estimated 10% for the second quarter ended June 30, 2025 and the annualized return on its investments in other alternative investments including the Company’s investments in retirement services platforms equates to an estimated 8% for the second quarter ended June 30, 2025. Excluded from these figures is alternative investment income attributable to non-controlling interests. Alternative net investment income is a component of Spread Related Earnings. Spread Related Earnings is a pre-tax, non-GAAP measure used to assess our financial performance. Refer to the Company’s Form 10-K for the period ended December 31, 2024, filed on February 24, 2025, which may be accessed at ir.athene.com, for detailed definitions and reconciliations of the Company’s non-GAAP performance measures.

The preliminary financial results presented above are the responsibility of management and have been prepared in good faith on a basis consistent with prior periods. However, we have not completed our financial closing procedures for the period ended June 30, 2025, and our actual results may differ, possibly materially, from these preliminary financial results due to a variety of factors. Additionally, our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to these preliminary financial results and does not express an opinion or provide any other form of assurance with respect to these preliminary financial results or their achievability. During the course of the preparation of our consolidated financial statements and related notes as of and for the period ended June 30, 2025, we may identify items that would require us to make material adjustments to the preliminary financial results presented above. As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. These preliminary financial results should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP. In addition, these preliminary financial results should not be interpreted as indicative of future performance.

The foregoing information is being furnished pursuant to Item 2.02 and Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing or document, except as shall be expressly set forth by specific reference in such a filing or document.

Overview of Athene’s Corporate Structure

The Company has made available to investors a presentation on the Investor Relations section of the Company’s website titled “Overview of Athene’s Corporate Structure.”

The foregoing information is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act or the Exchange Act, regardless of any general incorporation language in any such filing or document, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01	Other Events.

Offering of Junior Subordinated Debentures

On June 24, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company and BofA Securities, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by the Company of $600,000,000 aggregate principal amount of its 6.875% Fixed-Rate Reset Junior Subordinated Debentures due 2055 (the “Debentures”). The Debentures were issued on June 27, 2025 pursuant to an Indenture, dated as of March 7, 2024 (the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the third supplemental indenture, dated as of June 27, 2025 (the “Third Supplemental Indenture”), by and between the Company and the Trustee. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Third Supplemental Indenture.

The Debentures will bear interest (i) from, and including, June 27, 2025 to, but excluding, June 28, 2035 (the “First Reset Date”) at the fixed rate of 6.875% per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus 2.582% to be reset on each Reset Date. Interest on the Debentures will be payable semi-annually in arrears on June 28 and December 28 of each year, beginning on December 28, 2025.

The Debentures have been registered under the Securities Act of 1933, as amended (the “Act”) pursuant to a shelf registration statement on Form S-3 (File No. 333-276340), previously filed by the Company with the Securities and Exchange Commission under the Act (the “Registration Statement”). The foregoing description of the Debentures and related agreements is qualified in its entirety by the terms of the Underwriting Agreement, the Indenture and the Third Supplemental Indenture (including the forms of the debentures). The Underwriting Agreement, the Indenture and the Third Supplemental Indenture (including the forms of the debentures) are filed as Exhibit 1.1, 4.1 and 4.2 hereto, and are incorporated by reference herein. An opinion regarding the legality of the Debentures is also filed as Exhibit 5.1, and is incorporated by reference into the Registration Statement.

Series C Preferred Stock Redemption

On June 30, 2025, the Company completed its previously announced redemption of the issued and outstanding Series C Preferred Stock and the related issued and outstanding depositary shares, each representing 1/1,000th interest in a share of the Series C Preferred Stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 24, 2025, by and among Athene Holding Ltd. and BofA Securities, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

3.1	Certificate of Elimination of the 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series C of Athene Holding Ltd.

4.1	Indenture for Subordinated Debt Securities, dated March 7, 2024, by and between Athene Holding Ltd. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on March 7, 2024)

4.2	Third Supplemental Indenture, dated June 27, 2025, by and between Athene Holding Ltd. and U.S. Bank Trust Company, National Association, as trustee

4.3	Form of 6.875% Junior Subordinated Debentures due 2055 (included in Exhibit 4.2)

5.1	Opinion of Sidley Austin LLP

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENE HOLDING LTD.

Date: July 1, 2025	By:	/s/ Louis-Jacques Tanguy
Louis-Jacques Tanguy
Chief Financial Officer